EXHIBIT 99.1

MKS Instruments Reports First Quarter 2019 Financial Results

•	Quarterly revenue of $464 million

•	GAAP net income of $12.5 million, or $0.23 per diluted share

•	Non-GAAP net earnings of $61.3 million, or $1.12 per diluted share

•	Successfully completed acquisition of Electro Scientific Industries, Inc. (“ESI”) in the quarter

Andover, MA, April 29, 2019 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported first quarter 2019 financial results.

“We’re very pleased with our continued strong execution across the standalone MKS business. Excluding the ESI acquisition, revenue and Non-GAAP net earnings were both above the mid-point of our guidance range for the first quarter,” said Gerald Colella, Chief Executive Officer.

Mr. Colella added, “Our strong customer relationships and technical capabilities have also resulted in a number of important design wins, as we take full advantage of the current moderation in the semiconductor market. The acquisition of ESI further advances our Surround the WorkpieceSM offerings and expands our solutions for Advanced Markets. We plan to leverage this advanced systems expertise and deep technical understanding of laser materials processing interactions to provide rich and robust solutions to meet the challenges of our customers’ evolving technology needs.”

“ESI integration efforts are proceeding ahead of schedule and we are on target to realize $15 million of annualized cost synergies over the next 18 to 36 months,” said Seth Bagshaw, Senior Vice President and Chief Financial Officer. “Furthermore, we exited the quarter with a strong balance sheet and liquidity with over $460 million of cash and short-term investments and trailing twelve-month net leverage ratio of under 1 times.”

Quarterly Consolidated Financial Results

(in millions, except per share data)

	Q1 2019	Q4 2018
GAAP Results
Net revenues	$463.6	$460.5
Gross margin	42.7%	45.6%
Operating margin	5.0%	20.4%
Net income	$12.5	$71.6
Diluted EPS	$0.23	$1.32
Non-GAAP Results
Gross margin	43.8%	45.6%
Operating margin	17.7%	23.7%
Net earnings	$61.3	$84.0
Diluted EPS	$1.12	$1.54

First Quarter 2019 Financial Results

Revenue was $463.6 million and included two months of results from the Company’s acquisition of ESI, which closed on February 1, 2019. Net income was $12.5 million, or $0.23 per diluted share, compared to net income of $71.6 million, or $1.32 per diluted share, in the fourth quarter of 2018, and $105.1 million, or $1.90 per diluted share, in the first quarter of 2018. First quarter net income included additional amortization of intangible assets of $5.1 million and aggregate acquisition and integration costs of $30.2 million associated with the acquisition.

Non-GAAP net earnings, which exclude special charges and credits, were $61.3 million, or $1.12 per diluted share, compared to $84.0 million, or $1.54 per diluted share, in the fourth quarter of 2018, and $114.3 or $2.07 per diluted share, in the first quarter of 2018.

Sales to Advanced Markets were $243 million, an increase of 8% compared to the fourth quarter of 2018, which was primarily attributed to the acquisition of ESI. Sales to semiconductor customers were $221 million, a decrease of 6% compared to the fourth quarter of 2018.

Additional Financial Information

The Company had $462 million in cash and short-term investments and $1 billion of term loan debt outstanding as of March 31, 2019 and during the first quarter of 2019, MKS paid a dividend of $10.8 million or $0.20 per diluted share. The Company has available a $100 million asset-based line of credit.

Second Quarter 2019 Outlook

Based on current business levels, the Company expects that revenue in the second quarter of 2019 could range from $460 to $510 million.

At these volumes, GAAP net income could range from $0.56 to $0.93 per diluted share and non-GAAP net earnings could range from $0.89 to $1.26 per diluted share.

Quarterly Consolidated Non-GAAP Financial Results—Excluding ESI

(in millions, except per share data)

	Q1 2019	Q4 2018
Non-GAAP Results
Net revenues	$428.8	$460.5
Gross margin	44.6%	45.6%
Operating margin	18.9%	23.7%
Net earnings	$64.0	$84.0
Diluted EPS	$1.17	$1.54

Segment Results

In conjunction with the ESI acquisition, the Company has added a third business segment when reporting results. We refer to this new business segment as Equipment & Solutions and it represents primarily the legacy ESI business.

Conference Call Details

A conference call with management will be held on Tuesday, April 30, 2019 at 8:30 a.m. (Eastern Time). To participate in the conference call, please dial (877) 212-6076 for domestic callers and (707) 287-9331 for international callers, and an operator will connect you. Participants will need to provide the operator with the Conference ID of 7138019, which has been reserved for this call. A live and archived webcast of the call will be available on the Company’s website at www.mksinst.com, along with the Company’s earnings press release and supplemental financial information.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration control, optics and laser-based manufacturing solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, and research and defense. Additional information can be found at www.mksinst.com.

Use of Non-GAAP Financial Results

This release includes measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP measures”). Non-GAAP measures exclude amortization of acquired intangible assets, costs associated with completed acquisitions, acquisition integration costs, fees and expenses related to our term loan, amortization of debt issuance costs, restructuring charges, a customer contract obligation related to an acquisition, environmental costs related to an acquisition, windfall tax benefits from stock-based compensation, accrued taxes on subsidiary distributions, the one-time tax effects of the 2017 Tax Cut and Jobs Act, tax cost on the intercompany sale of an asset and the related tax effects of adjustments impacting pre-tax income. These Non-GAAP measures should be viewed in addition to, and not as a substitute for, MKS’ reported results, and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future financial performance, business prospects and growth of MKS, and MKS’ expected synergies and cost savings from its recent acquisition of ESI. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, fluctuations in net sales to our major customers, the ability of MKS to successfully integrate ESI’s operations and employees, unexpected costs, charges or expenses resulting from the ESI acquisition, MKS’ ability to realize anticipated synergies and cost savings from the ESI acquisition, the terms of our term loan, competition from larger or more established companies in MKS’ markets; MKS’ ability to successfully grow ESI’s business; potential adverse reactions or changes to business relationships resulting from the ESI acquisition, the challenges, risks and costs involved with integrating the operations of the other companies we have acquired, the Company’s ability to successfully grow our business, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

###

Company Contact: Seth H. Bagshaw

Senior Vice President, Chief Financial Officer and Treasurer

Telephone: 978.645.5578

Investor Relations Contacts:

Monica Gould

The Blueshirt Group

Telephone: 212.871.3927

Email: monica@blueshirtgroup.com

Lindsay Grant Savarese

The Blueshirt Group

Telephone: 212.331.8417

Email: lindsay@blueshirtgroup.com

MKS Instruments, Inc.

Unaudited Consolidated Statement of Operations

(in thousands, except per share data)

	Three Months Ended
	March 31, 2019	March 31, 2018	December 31, 2018
Net revenues:
Products	$397,363	$496,677	$402,271
Services	66,198	57,598	58,270

Total net revenues	463,561	554,275	460,541
Cost of revenues:
Products	229,710	261,321	221,766
Services	35,733	30,099	28,891

Total cost of revenues	265,443	291,420	250,657
Gross profit	198,118	262,855	209,884
Research and development	38,933	34,857	32,461
Selling, general and administrative	82,455	82,949	68,166
Fees and expenses related to incremental term loan	5,847	—	—
Acquisition and integration costs	30,167	—	4,245
Restructuring	223	1,220	193
Customer contract obligation	1,700	—	—
Environmental costs	—	1,000	—
Amortization of intangible assets	15,727	11,190	10,735

Income from operations	23,066	131,639	94,084
Interest income	1,714	1,105	1,698
Interest expense	9,119	5,430	3,871
Other expense, net	325	572	763

Income from operations before income taxes	15,336	126,742	91,148
Provision for income taxes	2,881	21,621	19,512

Net income	$12,455	$105,121	$71,636

Net income per share:
Basic	$0.23	$1.93	$1.33
Diluted	$0.23	$1.90	$1.32
Cash dividends per common share	$0.20	$0.18	$0.20
Weighted average shares outstanding:
Basic	54,147	54,423	54,005
Diluted	54,848	55,286	54,454

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

Net income	$12,455	$105,121	$71,636
Adjustments:
Acquisition and integration costs (Note 1)	30,167	—	4,245
Acquisition inventory step-up (Note 2)	5,140	—	—
Fees and expenses related to incremental term loan (Note 3)	5,847	—	—
Amortization of debt issuance costs (Note 4)	599	1,831	711
Restructuring (Note 5)	223	1,220	193
Customer contract obligation (Note 6)	1,700	—	—
Environmental costs (Note 7)	—	1,000	—
Amortization of intangible assets	15,727	11,190	10,735
Windfall tax benefit on stock-based compensation (Note 8)	(1,389)	(3,036)	(202)
Deferred tax adjustment (Note 9)	—	878	—
Accrued tax on MKS subsidiary distributions (Note 10)	—	—	(2,277)
Tax cost on the inter-company sale of an asset (Note 11)	—	—	541
Transition tax on accumulated foreign earnings (Note 12)	—	(1,668)	—
Pro-forma tax adjustments	(9,169)	(2,247)	(1,549)

Non-GAAP net earnings (Note 13)	$61,300	$114,289	$84,033

Non-GAAP net earnings per share (Note 13)	$1.12	$2.07	$1.54

Weighted average shares outstanding	54,848	55,286	54,454
Income from operations	$23,066	$131,639	$94,084
Adjustments:
Acquisition and integration costs (Note 1)	30,167	—	4,245
Acquisition inventory step-up (Note 2)	5,140	—	—
Fees and expenses related to incremental term loan (Note 3)	5,847	—	—
Restructuring (Note 5)	223	1,220	193
Customer contract obligation (Note 6)	1,700	—	—
Environmental costs (Note 7)	—	1,000	—
Amortization of intangible assets	15,727	11,190	10,735

Non-GAAP income from operations (Note 14)	$81,870	$145,049	$109,257

Non-GAAP operating margin percentage (Note 14)	17.7%	26.2%	23.7%

Gross profit	$198,118	$262,855	$209,884
Acquisition inventory step-up (Note 2)	5,140	—	—

Non-GAAP gross profit (Note 15)	$203,258	$262,855	$209,884

Non-GAAP gross profit percentage (Note 15)	43.8%	47.4%	45.6%

Interest expense	$9,119	$5,430	$3,871
Amortization of debt issuance costs (Note 4)	599	1,831	711

Non-GAAP interest expense	$8,520	$3,599	$3,160

Net income	$12,455	$105,121	$71,636
Interest expense, net	7,405	4,325	2,173
Provision for income taxes	2,881	21,621	19,512
Depreciation	9,484	9,302	9,212
Amortization	15,727	11,190	10,735

EBITDA (Note 16)	$47,952	$151,559	$113,268

Stock-based compensation	9,274	10,426	5,257
Acquisition and integration costs (Note 1)	30,167	—	4,245
Acquisition inventory step-up (Note 2)	5,140	—	—
Fees and expenses related to incremental term loan (Note 3)	5,847	—	—
Restructuring (Note 5)	223	1,220	193
Customer contract obligation (Note 6)	1,700	—	—
Environmental costs	—	1,000	—
Other adjustments	3,337	772	—

Adjusted EBITDA (Note 17)	$103,640	$164,977	$122,963

Note 1: Acquisition and integration costs for the three months ended March 31, 2019 and December 31, 2018, respectively, related to the acquisition of Electro Scientific Industries, Inc. (“ESI”) which closed on February 1, 2019.

Note 2: Costs of revenues during the three months ended March 31, 2019 includes the amortization of the step-up of inventory to fair value as a result of the ESI acquisition.

Note 3: We recorded fees and expenses during the three months ended March 31, 2019 related to Amendment No. 5 of our Term Loan Credit Agreement.

Note 4: We recorded additional interest expense related to the amortization of debt issuance costs associated with our Term Loan Credit Agreement.

Note 5: We recorded restructuring charges during the three months ended March 31, 2019 and December 31, 2018, respectively, which consisted primarily of severance costs related to an organization-wide reduction in workforce. We recorded restructuring costs during the three months ended March 31, 2018, primarily comprised of severance costs related to transferring a portion of our shared service functions to a third party as well as the consolidation of certain shared service functions in Asia.

Note 6: We recorded expense during the three months ended March 31, 2019 related to a contractual obligation we assumed as part of our acquisition of Newport Corporation.

Note 7: We recorded environmental costs during the three months ended March 31, 2018, related to an Environmental Protection Agency-designated Superfund site, which was acquired as part of our acquisition of Newport Corporation.

Note 8: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 9: The three months ended March 31, 2018 includes an update to the provisional tax adjustment recorded during the three months ended December 31, 2017 where we recorded a provisional deferred tax adjustment, which also included the reversal of a tax accrual on a French dividend, related to U.S. tax reform legislation.

Note 10: We recorded and adjusted tax accruals related to distributions from MKS subsidiaries.

Note 11: We recorded taxes on the inter-company sale of an asset during the three months ended December 31, 2018.

Note 12: We adjusted the provisional transition tax on accumulated foreign earnings related to the 2017 Tax Cut and Jobs Act during the three months ended March 31, 2018.

Note 13: The Non-GAAP net earnings and Non-GAAP net earnings per share amounts exclude acquisition and integration costs, the amortization of the step-up of inventory to fair value, fees and expenses related to an amendment to our Term Loan Credit agreement, amortization of debt issuance costs, restructuring costs, a customer contract obligation, environmental costs, amortization of intangible assets, a windfall tax benefit related to stock-based compensation expense, a deferred tax adjustment, accrued tax on MKS subsidiary distributions, tax costs on the inter-company sale of an asset, transition tax on accumulated foreign earnings and the related tax effect of these adjustments to reflect the expected full year effective tax rate in the related period.

Note 14: The Non-GAAP income from operations and Non-GAAP operating margin percentages exclude acquisition and integration costs, the amortization of the step-up of inventory to fair value, fees and expenses related to an amendment to our Term Loan Credit Agreement, restructuring costs, a customer contract obligation, environmental costs and amortization of intangible assets.

Note 15: The Non-GAAP gross profit amounts and Non-GAAP gross profit percentages exclude an inventory step-up adjustment related to the acquisition of ESI.

Note 16: EBITDA excludes net interest, income taxes, depreciation and amortization of intangible assets.

Note 17: Adjusted EBITDA excludes stock-based compensation, acquisition and integration costs, the amortization of the step-up of inventory to fair value, fees and expenses related to an amendment of our Term Loan Credit agreement, restructuring costs, a customer contract obligation, environmental costs and other adjustments as defined in our Term Loan Credit Agreement.

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(in thousands)

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$418,016	$644,345
Short-term investments	44,326	73,826
Trade accounts receivable, net	335,990	295,454
Inventories	475,633	384,689
Other current assets	86,387	65,790

Total current assets	1,360,352	1,464,104
Property, plant and equipment, net	251,424	194,367
Right-of-use asset	65,628	—
Goodwill	1,057,331	586,996
Intangible assets, net	619,091	319,807
Long-term investments	10,350	10,290
Other assets	48,562	38,682

Total assets	$3,412,738	$2,614,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$10,281	$3,986
Accounts payable	95,317	83,825
Accrued compensation	61,523	82,350
Income taxes payable	14,355	16,358
Lease liability	19,459	—
Deferred revenue and customer advances	21,056	14,246
Other current liabilities	74,568	62,520

Total current liabilities	296,559	263,285
Long-term debt, net	976,823	343,842
Non-current deferred taxes	78,904	48,223
Non-current accrued compensation	60,337	55,598
Non-current lease liability	49,392	—
Other liabilities	29,862	30,111

Total liabilities	1,491,877	741,059

Stockholders’ equity:
Common stock	113	113
Additional paid-in capital	844,261	793,932
Retained earnings	1,086,409	1,084,797
Accumulated other comprehensive income	(9,922)	(5,655)

Total stockholders’ equity	1,920,861	1,873,187

Total liabilities and stockholders’ equity	$3,412,738	$2,614,246

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In thousands, except per share data)

	Three Months Ended
	March 31 2019	March 31, 2018	December 31, 2018
Cash flows from operating activities:
Net income	$12,455	$105,121	$71,636
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,211	20,492	19,947
Amortization of inventory step-up adjustment to fair value	5,140	—	—
Amortization of debt issuance costs, original issue discount and soft call premium	1,202	2,019	934
Stock-based compensation	27,838	10,426	5,257
Provision for excess and obsolete inventory	5,063	5,333	6,749
(Recovery) Provision for doubtful accounts	(440)	335	576
Deferred income taxes	(2,445)	(705)	(13,249)
Other	66	34	2,118
Changes in operating assets and liabilities	(45,040)	(70,299)	41,490

Net cash provided by operating activities	29,050	72,756	135,458

Cash flows (used in) provided by investing activities:
Acquisition of business, net of cash acquired	(988,599)	—	—
Purchases of investments	(44,212)	(49,753)	(39,824)
Sales of investments	154,489	8,930	139,674
Maturities of investments	18,684	49,596	46,410
Proceeds from sale of assets	35	—	—
Purchases of property, plant and equipment	(14,529)	(9,390)	(26,056)

Net cash (used in) provided by investing activities	(874,132)	(617)	120,204

Cash flows provided by (used in) financing activities:
Payments of short-term borrowings	(176)	(10,274)	(9,299)
Net proceeds from short and long-term borrowings	638,638	11,907	7,045
Payments of long-term borrowings	—	(50,000)	—
Dividend payments	(10,843)	(9,808)	(10,797)
Net (payments) proceeds related to employee stock awards	(8,987)	(8,921)	2,537

Net cash provided by (used in) financing activities	618,632	(67,096)	(10,514)

Effect of exchange rate changes on cash and cash equivalents	121	1,958	(653)

(Decrease) Increase in cash and cash equivalents	(226,329)	7,001	244,495

Cash and cash equivalents at beginning of period	644,345	333,887	399,850

Cash and cash equivalents at end of period	$418,016	$340,888	$644,345

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In thousands)

	Three Months Ended March 31, 2019			Three Months Ended December 31, 2018
	Income Before	Provision (benefit)	Effective	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$15,336	$2,881	18.8%	$91,148	$19,512	21.4%
Adjustments:
Acquisition and integration costs (Note 1)	30,167	—		4,245	—
Acquisition inventory step up (Note 2)	5,140	—		—	—
Fees and expenses related to incremental term loan (Note 3)	5,847	—		—	—
Amortization of debt issuance costs (Note 4)	599	—		711	—
Restructuring (Note 5)	223	—		193	—
Customer contract obligation (Note 6)	1,700	—		—	—
Amortization of intangible assets	15,727	—		10,735	—
Windfall tax benefit on stock-based compensation (Note 8)	—	1,389		—	202
Accrued tax on MKS subsidiary distributions (Note 10)	—	—		—	2,277
Tax cost on the inter-company sale of an asset (Note 11)	—	—		—	(541)
Tax effect of pro-forma adjustments	—	9,169		—	1,549

Non-GAAP	$74,739	$13,439	18.0%	$107,032	$22,999	21.5%

	Three Months Ended March 31, 2018
	Income Before	Provision (benefit)	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$126,742	$21,621	17.1%
Adjustments:
Amortization of debt issuance costs (Note 4)	1,831	—
Restructuring (Note 5)	1,220	—
Environmental costs (Note 7)	1,000	—
Amortization of intangible assets	11,190	—
Windfall tax benefit on stock-based compensation (Note 8)	—	3,036
Deferred tax adjustment (Note 9)	—	(878)
Transition tax on accumulated foreign earnings (Note 12)	—	1,668
Tax effect of pro-forma adjustments	—	2,247

Non-GAAP	$141,983	$27,694	19.5%

Note 1: Acquisition and integration costs for the three months ended March 31, 2019 and December 31, 2018, respectively, related to the acquisition of Electro Scientific Industries, Inc. (“ESI”) which closed on February 1, 2019.

Note 2: Costs of revenues during the three months ended March 31, 2019 includes the amortization of the step-up of inventory to fair value as a result of the ESI acquisition.

Note 3: We recorded fees and expenses during the three months ended March 31, 2019 related to Amendment No. 5 of our Term Loan Credit Agreement.

Note 4: We recorded additional interest expense related to the amortization of debt issuance costs associated with our Term Loan Credit Agreement.

Note 5: We recorded restructuring charges during the three months ended March 31, 2019 and December 31, 2018, respectively, which consisted primarily of severance costs related to an organization-wide reduction in workforce. We recorded restructuring costs during the three months ended March 31, 2018, primarily comprised of severance costs related to transferring a portion of our shared service functions to a third party as well as the consolidation of certain shared service functions in Asia.

Note 6: We recorded expense during the three months ended March 31, 2019 related to a contractual obligation we assumed as part of our acquisition of Newport Corporation.

Note 7: We recorded environmental costs during the three months ended March 31, 2018, related to an Environmental Protection Agency-designated Superfund site, which was acquired as part of our acquisition of Newport Corporation.

Note 8: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 9: The three months ended March 31, 2018 includes an update to the provisional tax adjustment recorded during the three months ended December 31, 2017 where we recorded a provisional deferred tax adjustment, which also included the reversal of a tax accrual on a French dividend, related to U.S. tax reform legislation.

Note 10: We recorded and adjusted tax accruals related to distributions from MKS subsidiaries.

Note 11: We recorded taxes on the inter-company sale of an asset during the three months ended December 31, 2018.

Note 12: We adjusted the provisional transition tax on accumulated foreign earnings related to the 2017 Tax Cut and Jobs Act during the three months ended March 31, 2018.

MKS Instruments, Inc.

Reconciliation of Q2-19 Guidance—GAAP Net Income to Non-GAAP Net Earnings

(In thousands, except per share data)

	Three Months Ended June 30, 2019
	Low Guidance		High Guidance
	$ Amount	$ Per Share	$ Amount	$ Per Share
GAAP net income	$30,700	$0.56	$50,900	$0.93
Amortization	17,600	0.32	17,600	0.32
Deferred financing costs	834	0.01	834	0.01
Integration costs	1,800	0.03	1,800	0.03
Inventory step-up amortization	3,243	0.06	3,243	0.06
Tax effect of adjustments (Note 1)	(5,077)	(0.09)	(5,277)	(0.09)

Non-GAAP net earnings	$49,100	$0.89	$69,100	$1.26

Q2 -19 forecasted shares		55,000		55,000

Note 1: The Non-GAAP adjustments are tax effected at the applicable statutory rates and the difference between the GAAP and Non-GAAP tax rates.